As filed with the Securities and Exchange Commission on September 11, 2026
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CROWDSTRIKE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	45-3788918 (I.R.S. Employer Identification Number)
206 E. 9th Street, Suite 1400
Austin, Texas 78701
(888) 512-8906
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

George Kurtz
President and Chief Executive Officer
CrowdStrike Holdings, Inc.
206 E. 9th Street, Suite 1400
Austin, Texas 78701
(888) 512-8906
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Emily Roberts
Elizabeth W. LeBow
Davis Polk & Wardwell LLP
900 Middlefield Road
Redwood City, California 94063
(650) 752-2000
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
CrowdStrike Holdings, Inc.
2,118,022 Shares of Class A Common Stock
Offered by the Selling Stockholder

This prospectus relates to the proposed resale or other disposition of up to an aggregate of 2,118,022 shares of our Class A common stock, par value $0.0005 per share (our “common stock”), by the selling stockholder named in the section of this prospectus titled “Selling Stockholder.”
We are registering the offer and sale of the shares of our common stock owned by the selling stockholder to satisfy registration rights we granted pursuant to our acquisition of the technology assets of XM Cyber Ltd., a Schwarz Digits company, under an Asset Purchase Agreement (the “Asset Purchase Agreement”). We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of our common stock by the selling stockholder. We will bear all costs, expenses and fees in connection with the registration of the shares of our common stock covered by this prospectus, including with regard to compliance with state securities or “blue sky” laws. The selling stockholder will bear all underwriting discounts, selling commissions, stock transfer taxes, or any other expenses incurred by the selling stockholder in connection with the sale of the shares of our common stock.
Our registration of the shares of our common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of such shares. The shares of our common stock offered hereby by the selling stockholder, or its pledgees, donees, assignees, transferees, or other successors-in-interest, may be sold from time to time through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale is within the sole discretion of the selling stockholder, see the section of this prospectus titled “Plan of Distribution.”
Each time the selling stockholder offers and sells shares of our common stock, the selling stockholder may provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the shares offered. Any such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our common stock. If any underwriters, dealers or agents are involved in the sale of any of the shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CRWD.” On September 10, 2026, the last reported sale price of our common stock was $208.86 per share.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 11, 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration statement, the selling stockholder may, from time to time and subject to certain restrictions, offer to sell our common stock described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities the selling stockholder may offer. Before buying any of the common stock that the selling stockholder is offering, we urge you to carefully read this prospectus, the information incorporated by reference in this prospectus, any accompanying prospectus supplement and any free writing prospectus, together with the additional information described in the section of this prospectus titled “Where You Can Find More Information,” before making your investment decision.
We and the selling stockholder have not authorized anyone to provide you with different or additional information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you or any representation that others may make to you. This prospectus and any accompanying prospectus supplement or any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section of this prospectus titled “Where You Can Find More Information.”
On June 3, 2026, we announced a four-for-one split of the outstanding shares our common stock in the form of a stock dividend (the “Stock Split”). Each stockholder of record at the close of business on June 25, 2026 (the “Record Date”) received, after the close of business on July 1, 2026, three additional shares for every share held on the Record Date. The relevant per share information as adjusted for the Stock Split for the periods presented are provided in certain of the documents incorporated by reference including our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2026 and July 31, 2026. The applicable disclosures herein reflect the effects of the Stock Split.
The terms “CrowdStrike,” the “company,” “us,” “we,” and “our” refer to CrowdStrike Holdings, Inc., together with our consolidated subsidiaries, unless the context otherwise requires.

PROSPECTUS SUMMARY
The following summary contains information about our common stock registered pursuant to this prospectus. It does not contain all of the information that may be important to you in making a decision to purchase our common stock. For a more complete understanding of CrowdStrike and our common stock registered pursuant to this prospectus, we urge you to carefully read this entire prospectus and the documents incorporated by reference herein, including the “Risk Factors” sections and our financial statements and the notes to those financial statements.
CrowdStrike Holdings, Inc.
Founded in 2011, we reinvented cybersecurity for the cloud era and transformed the way cybersecurity is delivered and experienced by customers. When we started CrowdStrike, cyberattackers had an asymmetric advantage over legacy cybersecurity products that could not keep pace with the rapid changes in adversary tactics. We took a fundamentally different approach to solve this problem with the AI-native CrowdStrike Falcon platform — the first, true cloud-native unified platform built with artificial intelligence (“AI”) at the core, capable of harnessing vast amounts of security and enterprise data to deliver highly modular solutions through a single lightweight sensor.
We believe our approach has defined a new category called the Security Cloud, which has transformed the cybersecurity industry the same way the cloud has transformed the customer relationship management, human resources, and service management industries. Using cloud-scale AI, our Security Cloud enriches and correlates trillions of cybersecurity events per week with indicators of attack, threat intelligence, and enterprise data (including data from across endpoints, workloads, identities, DevOps, IT assets, and configurations) to create actionable data, identify shifts in adversary tactics, and automatically prevent threats in real-time across our customer base. The more data that is fed into our Falcon platform, the more intelligent our Security Cloud becomes, and the more our customers benefit, creating a powerful network effect that increases the overall value we provide.
Corporate Information
Our principal executive offices are located at 206 E. 9th Street, Suite 1400, Austin, Texas 78701 and our telephone number is (888) 512-8906. We are a holding company and all of our business operations are conducted through our subsidiaries, including CrowdStrike, Inc. Our website address is www.crowdstrike.com. Information contained on or accessible through our website is not part of this prospectus.
For additional information about our platform and services, see the discussion in the section titled “Business” in our most recent Annual Report on Form 10-K.

THE OFFERING
Common stock to be offered by the selling stockholder:
Up to 2,118,022 shares
Terms of the potential
offering:
The selling stockholder may, from time to time and subject to certain restrictions, offer shares of our common stock registered for resale under this prospectus. See the section titled “Plan of Distribution.”
Risk factors:
An investment in our common stock involves significant risks, and prospective investors should carefully consider the matters in the section titled “Risk Factors” beginning on page 4 of this prospectus.
Use of proceeds:
We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.
Nasdaq Global Select Market symbol:
“CRWD”

RISK FACTORS
An investment in our common stock offered pursuant to this prospectus and any applicable prospectus supplement involves significant risks. Before deciding whether to invest in our common stock, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by other reports and documents we file with the SEC after the date of this prospectus, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus.
Our business, financial condition, results of operations, or prospects could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial, and the occurrence of any of these risks might cause you to lose all or part of your investment in the common stock offered in this prospectus. There may be other unknown or unpredictable economic, business, competitive, regulatory, or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations, or prospects could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Any statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein that are not statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements.
Any forward-looking statements may be affected by risks, uncertainties, and other factors discussed elsewhere in this prospectus, including in the section titled “Risk Factors” and under the heading “Risk Factors” in the documents incorporated by reference herein. Furthermore, new risks and uncertainties emerge from time to time, and it is impossible for us to predict all risks and uncertainties or how they may affect us. If any of these risks or uncertainties materialize, our business, revenue, and financial results could be harmed, and the trading price of our common stock could decline. Forward-looking statements made in this prospectus speak only as of the date on which such statements are made, and we undertake no obligation to update them in light of new information or future events, except as required by law.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of common stock being offered by the selling stockholder. The selling stockholder will pay any underwriting discounts, selling commissions, stock transfer taxes, or any other expenses incurred by the selling stockholder in connection with the sale of the shares of our common stock. We will bear all other fees and expenses incurred in effecting the registration of the shares of our common stock covered by this prospectus, including, without limitation, all registration, filing, and printing fees and expenses, listing fees, and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK
The following description of the terms of our capital stock is not complete and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 22, 2026 (together with the Certificate of Retirement with respect to our Class B common stock filed with the Secretary of State of the State of Delaware on December 12, 2024, our “Certificate of Incorporation”), and our Amended and Restated Bylaws (our “Bylaws”), as well as to the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For a complete description of the matters set forth in this section titled “Description of Capital Stock,” you should refer to the provisions of our Certificate of Incorporation and Bylaws incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See also the sections in this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
General
Our Certificate of Incorporation authorizes us to issue up to 2,000,000,000 shares of Class A common stock, up to 92,363,616 shares of Class B common stock, and up to 100,000,000 shares of preferred stock with such rights and preferences as may be determined by our board of directors.
Our Class A common stock, par value $0.0005 per share, is listed on the Nasdaq Global Select Market, under the symbol “CRWD” and began trading on June 12, 2019. Prior to that date, there was no public trading market for our Class A common stock. There is no public trading market for our Class B common stock, par value $0.0005 per share.
There is no preferred stock or Class B common stock outstanding. We refer to our Class A common stock as our “common stock.”
Common Stock Rights
Dividend Rights
We have never declared or paid any cash dividends on our capital stock. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available.
Voting Rights
Shares of our common stock are entitled to one vote per share. The holders of our common stock vote together as a single class on all matters submitted to a vote of our stockholders.
Liquidation Rights; No Conversion Rights
Upon our liquidation, dissolution, or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no conversion rights or other subscription rights.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights, and there are no redemption or sinking fund provisions applicable to the common stock.
Preferred Stock
Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time up to 100,000,000 shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock.
Anti-Takeover Provisions of our Certificate of Incorporation, Bylaws, and Delaware Law
Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.
Issuance of Undesignated Preferred Stock
As discussed above under the heading “Preferred Stock,” our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.
Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting
Our Certificate of Incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of two-thirds of our outstanding capital stock would not be able to amend our Bylaws or remove directors without holding a meeting of stockholders called in accordance with our Bylaws.
In addition, our Certificate of Incorporation provides that special meetings of the stockholders may be called only by the chairman of the board, the chief executive officer, or our board of directors acting pursuant to a resolution adopted by a majority of the board of directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.
Board Classification
Our Certificate of Incorporation provides that our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class serve for a three-year term. Our classified board of directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.
Election and Removal of Directors
Our Certificate of Incorporation and Bylaws contain provisions that establish specific procedures for appointing and removing members of our board of directors. Under our Certificate of Incorporation and Bylaws, vacancies and newly created directorships on our board of directors may be filled only by a majority of the directors then serving on the board of directors. Under our Certificate of Incorporation and Bylaws, directors may be removed only for cause by the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class.
No Cumulative Voting
The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation and Bylaws do not expressly provide for cumulative voting. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of directors’ decision regarding a takeover.
Amendments to our Certificate of Incorporation and Bylaws
The affirmative vote of at least two-thirds of the voting power of the outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to adopt, amend or repeal our Bylaws and certain provisions of our Certificate of Incorporation.
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
•
prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The existence of this provision could have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
The provisions of Delaware law and the provisions of our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Exclusive Forum
Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (3) any action arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws, (4) any action to interpret, apply, enforce, or determine the validity of our Certificate of Incorporation, or (5) any other action asserting a claim that is governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. However, this exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. In addition, our Bylaws provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to these provisions. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law or federal law for the specified types of actions and proceedings, these provisions may have the effect of discouraging lawsuits against us or our directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 28 Liberty Street, 53rd Floor, New York, NY 10005, and its telephone number is (800) 937-5449.

SELLING STOCKHOLDER
This prospectus relates to the possible resale by the selling stockholder from time to time of up to 2,118,022 shares of our common stock. The term “selling stockholder” in this prospectus means the selling stockholder listed in the table below, as well as its pledgees, donees, assignees, transferees and other successors-in-interest and others who may hold any of such selling stockholder’s interest received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.
On September 8, 2026, we consummated our acquisition of the technology assets of XM Cyber Ltd., a Schwarz Digits company, under the Asset Purchase Agreement, pursuant to which we issued 2,118,022 shares of our common stock to XM Cyber Ltd.’s affiliate, the selling stockholder. We issued the shares of common stock in reliance upon the exemptions from registration afforded by Section 4(a)(2) of the Securities Act. In accordance with our obligations under the Asset Purchase Agreement, we agreed to register the resale of the shares of common stock offered by the selling stockholder hereby.
The table below sets forth information concerning the shares of our common stock that may be offered from time to time by the selling stockholder. The number of shares beneficially owned by the selling stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. The percentage ownership shown below is based on 1,026,129,839 shares of common stock outstanding as of September 8, 2026. The selling stockholder listed has sole voting and investment power with respect to the shares beneficially owned by the selling stockholder unless noted otherwise.
The information in the following table has been provided to us by or on behalf of the selling stockholder and the selling stockholder may have sold, transferred or otherwise disposed of all or a portion of the shares of our common stock after the date on which it provided us with information regarding its securities. We have not independently verified this information.
We cannot advise you as to whether the selling stockholder will in fact sell any or all of the shares of our common stock set forth below. For purposes of the table, unless otherwise indicated below, we have assumed that the selling stockholder will have sold all of the shares of our common stock covered by this prospectus upon the completion of the offering as described in the section of this prospectus titled “Plan of Distribution.”
To our knowledge, except as may be disclosed herein, the selling stockholder does not have and has not within the past three years had, any position, office, or other material relationship with us or any of our affiliates, other than as a result of the transactions contemplated by the Asset Purchase Agreement and a certain commercial agreement among us and certain affiliates of the selling stockholder providing for a strategic partnership. To our knowledge, the selling stockholder is not a broker-dealer, nor at the time of the transactions contemplated by the Asset Purchase Agreement did the selling stockholder have direct or indirect agreements or understandings with any person to distribute any of our common stock.
	Common Stock
Selling Stockholder Name	Number Beneficially Owned Prior to the Offering	Percent Beneficially Owned Prior to the Offering	Number Offered for Sale Hereby	Number Beneficially Owned After the Offering	Percent Beneficially Owned After the Offering
Schwarz Digits Alpha Zwölfte GmbH(1)	2,118,022	*	2,118,022	—	*

(1)
Schwarz Digits Alpha Zwölfte GmbH is a limited liability company organized under the laws of Germany, registered with the local court of Neckarsulm under HRB 802698, and is an indirect, wholly owned subsidiary of Schwarz Digits KG. Leonie Knorpp and Ulrike Müller are managing directors of Schwarz Digits Alpha Zwölfte GmbH who exercise dispositive power over the Company’s securities. Schwarz Digits Alpha Zwölfte GmbH is located at Stiftsbergstraße 1, 74172 Neckarsulm, Germany.

*
Less than 1%.

PLAN OF DISTRIBUTION
We are registering the potential resale by the selling stockholder or its permitted transferees of up to 2,118,022 shares of our common stock, and subject to certain restrictions, the selling stockholder may from time to time offer such shares registered pursuant to this prospectus (the “Registered Shares”).
We will not receive any proceeds from the sale of the Registered Shares. The selling stockholder will not pay any of the costs, expenses and fees in connection with the registration of the Registered Shares, but it will pay any and all underwriting discounts, selling commissions, stock transfer taxes, or any other expenses incurred by the selling stockholder in connection with the sale of the shares of our common stock.
The selling stockholder and its permitted transferees have agreed with CrowdStrike to contractual restrictions on their ability to sell or transfer the Registered Shares. Except for certain permitted transfers, the selling stockholder and its permitted transferees may not sell more than a certain number of the Registered Shares during certain periods. These restrictions will terminate when all of the Registered Shares have been sold.
Subject to certain restrictions, the selling stockholder may sell Registered Shares covered by this prospectus from time to time. The selling stockholder will act independently of us in making decisions regarding the timing, manner, and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholder may sell Registered Shares by one or more of, or a combination of, the following methods:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the Registered Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of The Nasdaq Global Select Market;

•
through trading plans entered into by the selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options transactions;

•
through a combination of any of the above methods of sale; or

•
any other method permitted by applicable law.

In addition, any Registered Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Registered Shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell our common stock short and redeliver Registered Shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Registered Shares, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge Registered Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged Registered Shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.
In offering the Registered Shares, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the Registered Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Registered Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Registered Shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the Registered Shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of Registered Shares is made, if required, a prospectus supplement will be distributed that will set forth the number of Registered Shares being offered and the terms of the offering, including the name of any underwriter, dealer, or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
Once sold under this prospectus, the Registered Shares will be freely tradable in the hands of persons other than our affiliates.
Exchange Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “CRWD.”

LEGAL MATTERS
Davis Polk & Wardwell LLP, Redwood City, California, has passed upon the validity of our common stock offered by this prospectus and certain other legal matters related to this prospectus.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, prior to the termination of the offering under this prospectus:
•
Annual Report on Form 10-K for the year ended January 31, 2026;

•
Definitive Proxy Statement on Schedule 14A filed on May 5, 2026, to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended January 31, 2026;

•
Quarterly Reports on Form 10-Q for the quarters ended April 30, 2026 and July 31, 2026;

•
Current Reports on Form 8-K filed on April 6, 2026, April 21, 2026, June 3, 2026 (only with respect to item 8.01), and June 22, 2026; and

•
The description of our outstanding Class A common stock contained in our Registration Statement No. 001-38933 on Form 8-A filed with the SEC on June 7, 2019, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
You may request, and we will provide you with, a free copy of these filings, at no cost, by calling us at (888) 512-8906 or by writing to us at the following address:
CrowdStrike Holdings, Inc.
206 E. 9th Street, Suite 1400
Austin, Texas 78701
Attn: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic and current reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Other information about us is also on our website at www.crowdstrike.com. However, except for the information specifically incorporated by reference herein as set forth above, the information on or accessible through the SEC’s website and the information on or accessible through our website do not constitute a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. Documents establishing the terms of the offered common stock are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following is a statement of estimated fees and expenses payable by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, no portion of which will be borne by the selling stockholder.
Amount
SEC registration fee	$60,997.71
Printing expenses	7,000
Legal fees and expenses	50,000
Accounting fees and expenses	35,000
Miscellaneous	—
Total	$152,997.71
Item 15.   Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits, or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee, or agent of the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII of the registrant’s Amended and Restated Certificate of Incorporation provides for indemnification by the registrant of its directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a director for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) for an officer in any action by or in the right of the corporation. Article VIII of the registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability.
The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.   Exhibits
The following exhibits are filed as part of this registration statement:
		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation of the registrant, as currently in effect.	8-K	001-38933	3.1	June 22, 2026
3.2	Amended and Restated Bylaws of the registrant, as currently in effect.	10-Q	001-38933	3.2	November 27, 2024
3.3	Certificate of Retirement of Class B common stock.	8-K	001-38933	3.1	December 13, 2024
4.1	Amended and Restated Stockholders Agreement among the registrant and certain holders of its capital stock, dated as of June 21, 2018, as amended on September 25, 2018 and April 17, 2019.	S-1	333-231461	4.1	May 14, 2019
4.2	Amended and Restated Registration Rights Agreement among the registrant and certain holders of its capital stock, dated as of June 21, 2018.	S-1	333-231461	4.2	May 14, 2019
4.3	Class A common stock certificate of the registrant.	S-1/A	333-231461	4.3	May 29, 2019
4.4	Description of registrant’s securities.	10-K	001-38933	4.4	March 10, 2025
5.1	Opinion of Davis Polk and Wardwell LLP					X
22.1	List of Subsidiary Guarantors	10-K	001-38933	22.1	March 5, 2026
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.2	Consent of Davis Polk and Wardwell LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (reference is made to the signature page hereto).					X
107.1	Filing Fee Table					X
Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 11, 2026.
CROWDSTRIKE HOLDINGS, INC.
By:
/s/ George Kurtz

George Kurtz
President, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Kurtz, Burt W. Podbere and Cathleen Anderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ GEORGE KURTZ George Kurtz	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 11, 2026
/s/ BURT W. PODBERE Burt W. Podbere	Chief Financial Officer (Principal Financial Officer)	September 11, 2026
/s/ ANURAG SAHA Anurag Saha	Chief Accounting Officer (Principal Accounting Officer)	September 11, 2026
/s/ GERHARD WATZINGER Gerhard Watzinger	Chairman of the Board of Directors	September 11, 2026
/s/ CARY J. DAVIS Cary J. Davis	Director	September 11, 2026
/s/ DENIS J. O’LEARY Denis J. O’Leary	Director	September 11, 2026
/s/ JOHANNA FLOWER Johanna Flower	Director	September 11, 2026
/s/ LAURA J. SCHUMACHER Laura J. Schumacher	Director	September 11, 2026
/s/ ROXANNE S. AUSTIN Roxanne S. Austin	Director	September 11, 2026
/s/ SAMEER K. GANDHI Sameer K. Gandhi	Director	September 11, 2026